EXHIBIT 99.1

WRITTEN CONSENT OF THE

DIRECTOR OF

ONELIFE TECHNOLOGIES CORP.

THE UNDERSIGNED, being the sole director of OneLife Technologies Corp.., a Nevada corporation (the "Corporation"), pursuant to the provisions of the Nevada Revised Statutes, the undersigned do hereby adopt the resolutions set forth below and upon execution of this consent (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

WHEREAS, the Board of Directors believes it is in the best interest of the shareholders of the Corporation to appoint John R. Muchnicki as Chief Operating Officer and Chief Financial Officer of the Corporation.

THEREFORE, BE IT RESOLVED, that the Corporation appoint John R. Muchnicki as Chief Operating Officer and Chief Financial Officer of the Corporation.

FURTHER RESOLVED, that any and all actions heretofore reasonably taken by or on behalf of the Corporation in the conduct of its business prior to the date hereof are approved, ratified and confirmed in all respects as being the acts and deeds of the Corporation, including any and all actions heretofore made for or on behalf or in the name of the Corporation by any of the Corporation’s officer and directors.

FURTHER RESOLVED, that the proper officers of the Company be, and they and each of them hereby are, authorized and empowered, in the name of the Corporation and on its behalf, to do all such further acts and things, and to execute, deliver and file with the appropriate authorities all such further documents, certificates and instruments, as such officers, in their sole discretion, shall determine to be necessary, appropriate or advisable in order to carry out the intent of the foregoing resolutions, any such execution delivery and/or filing by such officers of any such document, certificate or instrument.

IN WITNESS WHEREOF, the undersigned director has hereunto set his hand and adopted the above resolutions as of March 16, 2018 and hereby direct that a signed copy of this written consent be filed with the Minutes of the proceedings of the directors of the Corporation.

DIRECTOR:

March 19, 2018

/s/ Robert Wagner

Robert Wagner